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                                  EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Vertex Interactive, Inc. for the registration of 5,712,397 shares of its common stock and to the incorporation by reference therein of our report dated December 15, 2000, with respect to the consolidated financial statements and schedule of Vertex Interactive, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission on December 19, 2000.

                                                     /s/Ernst & Young LLP

MetroPark, New Jersey
December 18, 2000